UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported)
October 20, 2020 (October 14, 2020)

Diversicare Healthcare Services, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-12996	62-1559667
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1621 Galleria Boulevard, Brentwood, TN 37027
(Address of Principal Executive Offices) (Zip Code)

(615) 771-7575
(Registrant's telephone number, including area code)
Not applicable
(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each Class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	DVCR	OTCQX

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

Item 1.01    Entry into Material Definitive Agreement.
On October 14, 2020 (the "Effective Date"), Diversicare Healthcare Services, Inc. and subsidiaries (the "Company") executed an Amended and Restated Credit Agreement (“Credit Agreement”) with a syndicate of financial institutions and banks, including CIBC Bank USA, the administering agent, which modifies the terms of the Amended and Restated Term Loan and Security Agreement, the Amended and Restated Revolving Loan and Security Agreement and the affiliated revolver. The Company’s Credit Agreement has a borrowing capacity of $100.0 million allocated among a $62.0 million Mortgage Loan ("Amended Mortgage Loan"), a $36.0 million Revolver ("Amended Revolver") and a $2.0 million affiliated revolver (“Amended Affiliated Revolver”).
Under the terms of the amended agreements, the syndicate of banks provided the Amended Mortgage Loan, the Amended Revolver and the Amended Affiliate Revolver through September 30, 2023. The Amended Mortgage Loan has a term of three years, with principal and interest payable monthly based on a 25-year amortization. Interest is based on LIBOR plus 4.0%. The Amended Mortgage Loan is secured by the Company’s 15 owned nursing centers and related equipment.  The Amended Revolver is secured by the accounts receivable on all facilities, both leased and owned, except for the accounts receivable of the four facilities that are the subject of the Amended Affiliated Revolver.  The Amended Affiliated Revolver is secured by accounts receivable at the four facilities subject to that loan.  The Amended Revolver, the Amended Mortgage Loan and the Amended Affiliated Revolver are cross defaulted.  The Amended Revolver and the Amended Mortgage Loan are cross collateralized.
Pursuant to the Credit Agreement, the Company’s Fixed Charge Coverage Ratio should not be less than 1.05 to 1.00 for the Fiscal Quarter (i) ending September 30, 2020, measured on the last day of such Fiscal Quarter on a trailing nine month basis, and (ii) ending December 31, 2020 and for each Fiscal Quarter thereafter, each measured on the last day of the applicable Fiscal Quarter on a trailing twelve month basis. The Company’s minimum Adjusted EBITDA cannot be less than $9.75 million for the Fiscal Quarter ending September 30, 2020, measured on the last day of the applicable Fiscal Quarter on a trailing nine month basis, and (ii) $13.0 million for the Fiscal Quarter ending December 31, 2020 and for each Fiscal Quarter thereafter, each measured on the last day of the applicable Fiscal Quarter on a trailing twelve month basis.
The minimum Adjusted EBITDAR of the 15 owned nursing centers cannot be less than $10.0 million for the Fiscal Quarter ending September 30, 2020 and for each Fiscal Quarter thereafter, measured on the last day of the applicable Fiscal Quarter on trailing twelve month basis.
The minimum Adjusted EBITDA of the four facilities subject to the Amended Affiliated Revolver cannot be less than $825,000 for the Fiscal Quarter ending September 30, 2020 and for each Fiscal Quarter on a trailing twelve month basis.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Diversicare Healthcare Services, Inc.

By: /s/ Kerry D. Massey
Kerry D. Massey
Chief Financial Officer

                            Date:    October 20, 2020